                            LNB BANCORP, INC.


                             Exhibit Index


          Exhibit Number               Description
         ----------------        -------------------------

             99.1                Second Quarter 2003 Report of LNB
                                 Bancorp, Inc. to Shareholders

             99.2                Press Release of LNB Bancorp, Inc.
                                 reporting financial results for the
                                 first half of 2003






























                             Exhibit 99.1
MESSAGE TO SHAREHOLDERS

It's a pleasure, once again, to report on the progress of LNB Bancorp, Inc., and its subsidiary companies after the first half of 2003. As of June 30, 2003, LNB Bancorp, Inc. achieved growth in earnings, dividends, assets, loans, securities, deposits, and shareholders' equity.

All 2002 financial statements and related pre-share amounts have been restated to reflect the adoption of Statement of Financial Accounting Standard (SFAS) No. 147 Acquisitions of Certain Financial Institutions and SFAS No. 142 "Goodwill and Other Intangible Assets" as related to intangibles. Per share amounts have been adjusted to reflect a three-for-two Stock split on March 14, 2003.

Earnings have increased 2% for the first half of the year, compared to the same period one year ago. Earnings for the first six months of 2003 reached $4,515,000, up from $4,429,000 during the first half of 2002. Second quarter earnings for 2003 reached $2,324,000 compared with $2,281,000 for the second quarter of 2002.

Earnings for 2003 were higher than a year ago because of higher net interest income and lower noninterest income, noninterest expenses and provision for income taxes. Increases in net interest income were supported by commercial and consumer loans growth coupled with decreases in rates paid on interest bearing liabilities.

The decrease in noninterest income resulted primarily from decreases in Investment and Trust Services income and gains on sales of securities offset in part by increases in fees and service charges and increases of gains on sales of loans. Decreases in noninterest expenses resulted from decreases in salaries and employee benefits and marketing expenses offset in part by increases in occupancy expense, outside services and furniture and equipment expenses.

Basic and diluted earnings per share for the first half of 2003 reached $.68, a 2% increase over the $.67 amount reported for the first half of 2002. Cash dividends declared per share for the first half of 2003 increased 3% or by $.01 to $.34 per share, up from $.33 per share in 2002.

Asset growth remains solid. Consolidated assets climbed 8% to $753.1 million at June 30, 2003, up $58.5 million from June 30, 2002. Net loans grew by $27.1 million from one year ago to $520.1 million at June 30, 2003 for a 6% increase. The security portfolio increased to $165.8 million at June 30, 2003, up $19.0 million or 13% from one year ago.

Total deposits increased 7% to $591.6 million, up $38.2 million from one year ago. Increases in savings, checkinvest, Market Access, certificates of deposit and checking accounted for the deposit increase. Lorain National Bank's deposits are insured by the Federal Deposit Insurance Corporation

(FDIC). Lorain National Bank operates 21 banking centers and 27 ATMs in nine local communities.

Total shareholders' equity increased by $4.3 million during the twelve months ended June 30, 2003 for a 7% increase. Total shareholders' equity was $68.6 million or $10.38 per share at June 30, 2003, compared to $64.2 million or $9.70 per share at June 30, 2002.

In addition, we are pleased to announce that effective June 30, 2003, LNB Bancorp, Inc. was added for the first time to the Russell 2000 Index. LNB Bancorp Inc.'s split adjusted stock price advanced about 20% and 81% for the six months and three years ended June 30, 2003, respectively. We appreciate and thank you for your continuing support and look forward to addressing you after the completion of our third quarter of operations.


/s/Stanley G. Pijor
-----------------------
Stanley G. Pijor
CHAIRMAN OF THE BOARD


/s/Gary C. Smith
-----------------------
Gary C. Smith
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

Consolidated Balance Sheets                        (Unaudited)
                                            --------------------------
June 30,                                         2003         2002
----------------------------------------------------------------------
ASSETS:
Cash and Due from Banks. . . . . . . . . . .$ 27,377,000  $ 28,053,000
Federal Funds Sold and Short-term Investments  3,081,000     3,463,000
Federal Home Loan Bank and Federal
 Reserve Bank Stock, at Cost . . . . . . . .   3,807,000     3,658,000
Securities Held to Maturity, at Cost . . . .   4,061,000    11,915,000
Securities Available for Sale, at Fair Value 157,925,000   131,224,000
Portfolio Loans. . . . . . . . . . . . . . . 519,758,000   490,653,000
Loans Available for Sale . . . . . . . . . .   7,465,000     8,449,000
Reserve for Loan Losses. . . . . . . . . . .  (7,105,000)   (6,140,000)
                                            ---------------------------
NET LOANS. . . . . . . . . . . . . . . . . . 520,118,000   492,962,000
                                            ---------------------------
Premises, Equipment and Intangible
 Assets (net). . . . . . . . . . . . . . . .  13,750,000    14,055,000
Accrued Interest Receivable and
 Other Assets. . . . . . . . . . . . . . . .  22,966,000     9,234,000
                                            ---------------------------
TOTAL ASSETS . . . . . . . . . . . . . . . .$753,085,000  $694,564,000
                                            ---------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Noninterest-Bearing Deposits . . . . . . . .$ 99,146,000  $ 84,362,000
Interest-Bearing Deposits. . . . . . . . . . 492,484,000   469,148,000
                                            ---------------------------
TOTAL DEPOSITS . . . . . . . . . . . . . . . 591,630,000   553,511,000
                                            ---------------------------
Securities Sold under Repurchase Agreements
 and Other Short-term Borrowings . . . . . .  17,080,000    21,633,000
Federal Home Loan Bank Advances. . . . . . .  69,425,000    48,875,000
Accrued Interest, Taxes, Expenses and
 Other Liabilities . . . . . . . . . . . . .   6,359,000     6,268,000
                                            ---------------------------
TOTAL LIABILITIES. . . . . . . . . . . . . . 684,494,000   630,287,000
                                            ---------------------------
Common Stock . . . . . . . . . . . . . . . .   6,755,000     4,417,000
Additional Capital . . . . . . . . . . . . .  26,116,000    26,238,000
Retained Earnings. . . . . . . . . . . . . .  37,933,000    35,390,000
Accumulated Other Comprehensive Income . . .     679,000     1,132,000
Treasury Stock, at Cost. . . . . . . . . . .  (2,892,000)   (2,900,000)
                                            ---------------------------
TOTAL SHAREHOLDERS' EQUITY . . . . . . . . .  68,591,000    64,277,000
                                            ---------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $753,085,000  $694,564,000
                                            ---------------------------

Consolidated Statements of Income                   (Unaudited)
                                              ------------------------
Six Months Ended June 30,                         2003         2002
----------------------------------------------------------------------
INTEREST INCOME:
Interest and Fees on Loans. . . . . . . . . . $16,510,000  $17,027,000
Interest and Dividends on Securities. . . . .   2,781,000    3,584,000
Interest on Federal Funds Sold and
 Short-term Investments . . . . . . . . . . .      21,000       52,000
                                             -------------------------
TOTAL INTEREST INCOME . . . . . . . . . . . .  19,312,000   20,663,000
                                             -------------------------
INTEREST EXPENSE:
Interest on Deposits. . . . . . . . . . . . .   3,934,000    5,176,000
Interest on Federal Home Loan Bank Advances .     829,000      861,000
Interest on Securities Sold under Repurchase Agreements
 and Other Short-term Borrowings. . . . . . .     115,000      244,000
                                             -------------------------
TOTAL INTEREST EXPENSE. . . . . . . . . . . .   4,878,000    6,281,000
                                             -------------------------
NET INTEREST INCOME . . . . . . . . . . . . .  14,434,000   14,382,000
                                             -------------------------
Provision for Loan Losses . . . . . . . . . .   1,134,000    1,125,000
                                             -------------------------
NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES. . . . . . . . . . . . . . .  13,300,000   13,257,000
                                             -------------------------
NONINTEREST INCOME:
Investment and Trust Services Division Income     854,000    1,043,000
Fees and Service Charges. . . . . . . . . . .   3,596,000    3,505,000
Gains from Sales of Securities. . . . . . . .     450,000      540,000
Gains on Sales of Loans . . . . . . . . . . .     141,000       45,000
Other Operating Income. . . . . . . . . . . .     130,000      172,000
                                             -------------------------
TOTAL NONINTERST INCOME . . . . . . . . . . .   5,171,000    5,305,000
                                             -------------------------
NONINTEREST EXPENSES:
Salaries and Employee Benefits. . . . . . . .   5,671,000    5,762,000
Furniture and Equipment Expenses. . . . . . .   1,160,000    1,088,000
Net Occupancy Expense of Premises . . . . . .     789,000      745,000
Card-related Expenses . . . . . . . . . . . .     636,000      648,000
Supplies and Postage. . . . . . . . . . . . .     538,000      533,000
Outside Services. . . . . . . . . . . . . . .     824,000      668,000
Marketing and Public Relations. . . . . . . .     405,000      552,000
Ohio Franchise Tax. . . . . . . . . . . . . .     362,000      228,000
Other Operating Expenses. . . . . . . . . . .   1,450,000    1,760,000
                                             -------------------------
TOTAL NONINTEREST EXPENSE . . . . . . . . . .  11,835,000   11,984,000
                                             -------------------------
INCOME BEFORE INCOME TAXES. . . . . . . . . .   6,636,000    6,578,000
                                             -------------------------
Income Taxes. . . . . . . . . . . . . . . . .   2,121,000    2,149,000
                                             -------------------------
NET INCOME. . . . . . . . . . . . . . . . . . $ 4,515,000  $ 4,429,000
                                             -------------------------
PER SHARE DATA:
BASIC EARNINGS PER SHARE* . . . . . . . . . .      $.68       $.67
                                             -------------------------
DILUTED EARNINGS PER SHARE* . . . . . . . . .      $.68       $.67
                                             -------------------------
DIVIDENDS DECLARED PER SHARE* . . . . . . . .      $.34       $.33
                                             -------------------------
(*) All share and per share data has been adjusted to reflect the 3-for-2 stock split in 2003 and the 2 percent stock dividend in 2002.